Exhibit 10.01

[R&G Financial Corporation Letterhead]

CONFIDENTIAL

[Name of Executive]

[Title]

R&G Financial Corporation

San Juan, Puerto Rico

Re: Retention Bonus Agreement

Dear [Name of Executive]:

This Retention Bonus Agreement (the “Letter Agreement”) sets forth the terms pursuant to which R&G Financial Corporation (the “Company”) will pay you a retention bonus of [amount of retention bonus] (the “Bonus”), subject to the terms and conditions of this Letter Agreement, and contingent upon your continued employment with the Company from January 1, 2007, through and until a date (the “Scheduled Vesting Date”) that shall be 60 days following the date as of which R&G Financial Corporation (“Financial”) shall have completed the “Pending SEC Filings” (as defined below).

For purposes of this Letter Agreement, the term “Pending SEC Filings” means all of the annual and quarterly financial reports required to be filed by Financial with the Securities and Exchange Commission in order to become current in such filings.

You are referred to in this Letter Agreement as “you” or “the Executive.”

Your right to receive the Bonus is also subject to the following terms and conditions:

1.    By agreeing to the terms and conditions of this Letter Agreement, you indicate your intent and agreement to continue to be employed by the Company through and until the Scheduled Vesting Date, and you will devote your best efforts and all of your business time, attention, and skill to the performance of the duties associated with your employment. You will also perform such other duties as the Chairman, the Chief Executive Officer and/or the President of the Company may in good faith assign to you, which shall not be inconsistent with your position with the Company.

2.    The Bonus shall be payable separately from, and in addition to, any other compensation and benefits to which you are entitled for your employment and performance; provided, however, that the Bonus shall not be considered as earnings, compensation, or otherwise for purposes of determining your benefits under any other plan or program of the Company (including, without limitation, any bonus, stock option, disability, life insurance, and/or retirement benefits under any qualified or unqualified plan). Your entitlement to any compensation or benefits other than the Bonus provided herein shall be determined in accordance with the compensation and employee benefit plans of the Company as in effect from time to time and as may be modified.

3.    This Letter Agreement shall not confer, and shall not be construed as conferring, any legal or other right for the continuation of your employment with the Company for any period. The Company expressly reserves the authority (which may be exercised at any time and without regard to the Scheduled Vesting Date) to discharge you from your employment, and such discharge shall not entitle you to the Bonus except to the extent and under the terms and conditions of paragraph 4 below, and in any event such discharge shall be without prejudice to any other rights you may have in the event of such termination under any plan and/or under any applicable law.

4.    Termination of Employment Prior to the Scheduled Vesting Date.

(a) If your employment is terminated prior to the Scheduled Vesting Date for any of the following reasons: (i) by your death, or (ii) by the Company without “Cause” (as defined below), the Company’s sole obligation to you under this Letter Agreement shall be to pay or provide to you a pro rata portion of the Bonus, which shall vest for these purposes on the date of such termination of employment and be determined and paid in cash within thirty (30) days after the Scheduled Vesting Date. The pro rata portion of your Bonus which shall vest under this paragraph 4(a) will be determined by multiplying the Bonus amount by the following fraction:

(x) the numerator is the number of full and partial months (rounded to one decimal place) you were employed during the period beginning on January I, 2007, and ending on the date of such termination of employment, and

(y) the denominator is the number of full or partial months (rounded to one decimal place) from January 1, 2007, until the month during which the Scheduled Vesting Date shall occur (i.e., which shall be a number no greater than 7).

(b) If, prior to the Scheduled Vesting Date, your employment with the Company terminates for “Cause” or you terminate for any reason, any right you may have to the Bonus shall be forfeited and the Company shall have no further obligation to you under this Letter Agreement.

(c) For purposes of this Letter Agreement, “Cause” for termination of your employment shall mean:

(i) Your willful and continued failure to perform substantially your duties with the Company which has not been cured within ten (10) days after a written demand for substantial performance is delivered to you by the Chief Executive Officer, the President or any Executive Vice President of the Company which specifically identifies the manner in which you have not substantially performed your duties, or

(ii) Your having engaged or engaging in (A) breach of fiduciary duty involving personal profit, (B) violation of any law, rule or regulation (other than traffic violations or similar offenses), (C) violation of any final cease-and-desist order issued by any court or regulatory agency, (D) breach of any provision of this Letter Agreement, (E) illegal conduct or negligence which is injurious to the Company, and/or (F) any act or failure to act on your part done, or omitted to be done, by you in bad faith or without reasonable belief that your action or omission was in the best interests of the Company.

5.    This Letter Agreement sets forth the entire agreement of the parties with respect to the Bonus and/or the reduction or cancellation thereof, and supersedes any and all agreements, oral or written, with respect thereto.

6.    The validity, interpretation, construction, and performance of this Letter Agreement shall in all respects be governed by the laws of the Commonwealth of Puerto Rico.

7.    From and after the date of execution of this Letter Agreement, you will not disclose this Letter Agreement, or any of its contents, to any person, entity, or corporation, other than your spouse, attorney, tax advisor, or financial advisor. You may discuss this Letter Agreement with the Director of the Company’s Human Resources Department.

8.    The payment of the Bonus hereunder shall be subject to all income tax, social security, or other applicable taxes and/or other amounts required to be withheld by the Company pursuant to federal or Commonwealth laws.

9.    You shall not assign, pledge or otherwise transfer all or any portion of this Letter Agreement, and any attempted assignment, pledge or other transfer by you (other than by will or the laws of descent and distribution) shall cause any right that you may have to receive payment of the Bonus (or any portion thereof) to be immediately forfeited.

10.    No provision of this Letter Agreement may be modified, altered, or amended except by an instrument in writing executed by (a) you and (b) the Chief Executive Officer or the Director of the Human Resources Department of the Company, on behalf of the Company.

11.    Arbitration.

(a) By signing this Letter Agreement, you agree that all claims or disputes covered by this Letter Agreement or otherwise arising out of or relating to your right or entitlement to, or forfeiture of, the Bonus, and which disputes or claims cannot be resolved informally, must be submitted to binding arbitration and that this arbitration will be the sole and exclusive remedy for resolving any such claim or dispute. This promise to resolve claims by arbitration is equally binding upon both you and the Company.

(b) Any arbitration will be administered by the American Arbitration Association under its Commercial Arbitration Rules, and any arbitration shall take place in San Juan, Puerto Rico. The arbitrator shall have jurisdiction to hear and rule on pre-hearing disputes and is authorized to hold pre-hearing conferences by telephone or in person as the arbitrator deems necessary. The decision of the arbitrator shall be final and binding and judgment upon the award may be entered in any court having jurisdiction thereof.

(c) The Company shall pay the costs of arbitration and each party shall bear its own expenses; provided, however, that if you are the prevailing party in any such proceeding, the Company shall reimburse you for your reasonable costs and expenses, including attorney’s fees, incurred in connection with such proceeding.

(d) The arbitration proceedings and the decision rendered by the arbitrator shall remain strictly confidential.

(e) The arbitration provisions of this Section shall survive termination of this Letter Agreement.

(f) If, notwithstanding the foregoing provisions of this Section, any claim, arising under this Letter Agreement is found not to be subject to final and binding arbitration, the parties agree to waive any right to a jury trial if such claim is brought in federal court.

***

If you accept the terms of this Letter Agreement, please read the “Statement of Agreement and Acceptance by Executive” and sign in the space provided.

Very truly yours,

R&G FINANCIAL CORPORATION

By:
Name:	[Name of Executive]
Position:	[Title]

STATEMENT OF AGREEMENT AND ACCEPTANCE BY EXECUTIVE:

I hereby accept and agree to be bound by the terms of the foregoing Letter Agreement, and I further declare and represent that I have carefully read and fully understand the terms of this Letter Agreement, and that I knowingly and voluntarily, of my own free will, without any duress, being fully informed and after due deliberate thought and action, accept the terms of and sign the same as my own free act.

Name:	[Name of Executive]

Date: